UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 26, 2009

LECG CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50464	81-0569994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 POWELL STREET, SUITE 600 EMERYVILLE, CALIFORNIA		94608
(Address of principal executive offices)		(Zip Code)

(510) 985-6700

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On January 26, 2009, LECG Corporation (the “Registrant”) issued a press release (the “Release”) announcing preliminary financial results and certain other information related to the quarter ended December 31, 2008.  A copy of the January 26, 2009 press release is attached as Exhibit 99.1 hereto.

The information in this section, including the information contained in the press release attached as Exhibit 99.1 hereto, is being furnished pursuant to this Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. In addition, this information shall not be deemed to be incorporated by reference into any of the Registrant’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

As noted in the Release, the Registrant announced on January 26, 2009 that it has undertaken a number of restructuring actions intended to better align its cost structure with current business and market conditions, which will result in a pre-tax charge of approximately $10 million in the fourth quarter of 2008.  These actions include a workforce reduction of 72 employees, the closure of two offices, and the divestiture of its finance and accounting services operations in Milan, Italy.

The charge in the fourth quarter of 2008 as a result of these actions is expected to be comprised of (i) one-time separation payments of approximately $4 million relating to employee terminations, (ii) the write-off of $2 million in unamortized signing bonuses relating to terminations, (iii) approximately $1 million of lease termination costs associated with the closure of two facilities, and (iv) approximately $3 million in write-offs and costs relating to the divestiture of certain operations in Milan, Italy, of which approximately $2 million will result in future cash expenditures.  Items (i), (iii), and a portion of item (iv) represent cash or future cash expenditures of approximately $6 million, of which $1 million was paid during the fourth quarter of 2008.

As a result of these restructuring actions, the Registrant estimates that it will have annualized savings of approximately $10 million in salary and benefit costs and rent expense.  The Registrant also expects to realize savings through overhead reductions associated with these actions.

Item 2.06 Material Impairments.

The information disclosed under Item 2.05 with respect to the anticipated charges and any related future cash expenditures due to the write-off of unamortized signing bonuses, facilities closures and the divestiture of certain operations in Milan, Italy is incorporated herein by reference.

Based on the ongoing review of the value of the Registrant’s goodwill and other assets, in connection with the preparation of its annual financial statements for 2008, the Registrant expects to recognize pre-tax goodwill and other asset impairment charges of between $90-110 million in the fourth quarter of 2008.  None of those impairment charges is expected to result in future cash expenditures.

Item 9.01.  Financial Statements and Exhibits

(d)         Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release regarding preliminary fourth quarter 2008 financial results and certain other information, issued by the Registrant on January 26, 2009 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LECG CORPORATION

By:	/s/ Steven R. Fife
Steven R. Fife Chief Financial Officer

Date:  January 30, 2009